                          SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                         Landstar System, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

   (4)  Date Filed:

        ------------------------------------------------------------------------

                                    LOGO(R)

                             LANDSTAR SYSTEM, INC.
                         13410 SUTTON PARK DRIVE SOUTH
                          JACKSONVILLE, FLORIDA 32224

March 23, 2001

To the Shareholders of Landstar System, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of Landstar System, Inc. on Wednesday, May 16, 2001, at 10:00 a.m., local time, at the Ponte Vedra Inn, Ponte Vedra Beach, Florida, 32082. A notice of meeting, a proxy card, the 2000 Annual Report and a Proxy Statement containing information about the matters to be acted upon are enclosed. It is important that your shares be represented at the meeting. Accordingly, we urge you to sign and date the enclosed proxy card and promptly return it in the enclosed pre-addressed, postage-paid envelope even if you are planning to attend the meeting.

We look forward to the Annual Meeting of Shareholders, and we hope you will attend the meeting or be represented by proxy.

                                          /s/ Jeffrey C. Crowe

                                          Jeffrey C. Crowe
                                          Chairman of the Board,
                                          President and
                                          Chief Executive Officer

                                    LOGO(R)

                             LANDSTAR SYSTEM, INC.
                         13410 SUTTON PARK DRIVE SOUTH
                          JACKSONVILLE, FLORIDA 32224

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 16, 2001

     Notice is hereby given that the 2001 Annual Meeting of Shareholders of Landstar System, Inc., a Delaware corporation (the "Company"), will be held at the Ponte Vedra Inn, Ponte Vedra Beach, Florida 32082, on Wednesday, May 16, 2001, at 10:00 a.m., local time, for the following purposes:

     (1) To elect three Class II Directors for terms to expire at the 2004 Annual Meeting of Shareholders;

     (2) To ratify the appointment of KPMG LLP as the Company's independent auditors for fiscal year 2001;

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 20, 2001 will be entitled to notice of and to vote at the meeting. A list of shareholders eligible to vote at the meeting will be available for inspection at the meeting at the Ponte Vedra Inn at the address set forth above and during business hours from May 7, 2001 to the date of the meeting at the Company's corporate headquarters at the address set forth above.

     All shareholders are cordially invited to attend the meeting in person. Whether you expect to attend the Annual Meeting or not, your proxy vote is very important. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES OR CANADA.

                                       By Order of the Board of Directors

                                       /s/ Michael L. Harvey
                                       MICHAEL L. HARVEY
                                       Vice President,
                                       General Counsel,
                                       and Secretary

Jacksonville, Florida
March 23, 2001

           IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
                             AND RETURNED PROMPTLY

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             LANDSTAR SYSTEM, INC.

                                PROXY STATEMENT

March 23, 2001

                                  INTRODUCTION

     This Proxy Statement is furnished to the shareholders of Landstar System, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board") to be voted at the Annual Meeting of Shareholders to be held on Wednesday, May 16, 2001 at 10:00 a.m., local time (the "2001 Annual Meeting"). The 2000 Annual Report to Shareholders (which does not form a part of the proxy solicitation material), including the financial statements of the Company for fiscal year 2000, is enclosed herewith. The mailing address of the principal executive offices of the Company is 13410 Sutton Park Drive South, Jacksonville, Florida 32224. This Proxy Statement, accompanying form of proxy, Notice of Meeting and 2000 Annual Report are being mailed to the shareholders of the Company on or about March 23, 2001.

                                  RECORD DATE

     The Board has fixed the close of business on March 20, 2001 as the record date for the 2001 Annual Meeting. Only shareholders of record on that date will be entitled to vote at the meeting in person or by proxy.

                                    PROXIES

     Shares cannot be voted at the meeting unless the owner thereof is present in person or by proxy. The proxies named on the enclosed proxy card were appointed by the Board to vote the shares represented by the proxy card. If a shareholder does not return a signed proxy card, his or her shares cannot be voted by proxy. Shareholders are urged to mark the boxes on the proxy card to show how their shares are to be voted. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted "FOR" the election of the named nominees and ratification of KPMG LLP as independent auditors for the Company as set forth in this Notice of 2001 Annual Meeting. The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to management that may properly come before the 2001 Annual Meeting.

     Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company received before the proxy is voted, or (iii) by such person(s) voting in person at the 2001 Annual Meeting.

     The Board has selected Mellon Investor Services, L.L.C. as Inspectors of Election (the "Inspectors") pursuant to the Company's Bylaws, as amended. The Inspectors shall ascertain the number of shares outstanding, determine the number of shares represented at the 2001 Annual Meeting by proxy or in person and count all votes and ballots. Each shareholder shall be entitled to one vote for each share of Common Stock (as defined hereafter) and such votes may be cast either in person or by written proxy.

                               VOTING SECURITIES

     The Company has only one class of voting securities, its common stock, par value $.01 per share (the "Common Stock") outstanding. On March 20, 2001, 8,518,533 shares of Common Stock were outstanding. At the 2001 Annual Meeting, each shareholder of record at the close of business on March 20, 2001 will be entitled to one vote for each share of Common Stock owned on that date as to each matter properly presented to the 2001 Annual Meeting. The holders of a majority of the total number of the issued and outstanding shares of Common Stock shall constitute a quorum for purposes of the 2001 Annual Meeting.

                             ELECTION OF DIRECTORS

     The Board is divided into three classes, with Directors in each class serving staggered three-year terms. At each annual meeting of shareholders, the terms of Directors in one of the three classes expire. At that annual meeting of shareholders, Directors are elected in a class to succeed the Directors whose terms expire, with the terms of the Directors so elected to expire at the third annual meeting of shareholders thereafter. Pursuant to the Company's Bylaws, new Directors elected by the remaining Board members to fill a vacancy on the Board shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class of which they have been elected expires and until such Director's successors shall have been duly elected and qualified. There are seven members of the Board of Directors; three Class II Directors to be elected at the 2001 Annual Meeting of Shareholders (whose members' terms will expire at the 2004 Annual Meeting of Shareholders), two Class III Directors whose terms will expire at the 2002 Annual Meeting of Shareholders, and two Class I Directors whose terms will expire at the 2003 Annual Meeting of Shareholders.

     It is intended that the shares represented by the accompanying form of proxy will be voted at the 2001 Annual Meeting for the election of nominees Merritt J. Mott, William S. Elston and Diana M. Murphy as the Directors comprising Class II whose members' terms will expire at the 2004 Annual Meeting of Shareholders, unless the proxy specifies otherwise. Each nominee has indicated his or her willingness to serve as a member of the Board, if elected.

     If, for any reason not presently known, Merritt J. Mott, William S. Elston or Diana M. Murphy are not available for election at the time of the 2001 Annual Meeting, the shares represented by the accompanying form of proxy may be voted for the election in his/her/their stead of substitute nominee(s) designated by the Board or a committee thereof, unless the proxy withholds authority to vote for all nominees.

     Assuming the presence of a quorum, to be elected, a nominee must receive the affirmative vote of the holders of a majority of the Common Stock, present, in person or by proxy, at the 2001 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

                 THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

                            DIRECTORS OF THE COMPANY

     The following information describes the principal occupation or employment, other affiliations and business experience of each nominee named above and to the other persons whose terms as Directors will continue after the 2001 Annual Meeting.

             NAME                AGE                       BUSINESS EXPERIENCE
             ----                ---                       -------------------
CLASS II -- NOMINEES TO SERVE AS DIRECTORS UNTIL THE 2004 ANNUAL MEETING

Merritt J. Mott................  55    Mr. Mott has been a Director of the Company and Landstar
                                       System Holdings, Inc. (a wholly-owned subsidiary of the
                                       Company) ("LSHI") since August 1994. He is the Owner and
                                       Chief Executive Officer of Rockford Sanitary Systems, Inc.
                                       He has been President and was Co-Founder of T & M
                                       Fabricating, Inc. since 1993. From 1980 through 1996 he
                                       served in various capacities at Mott Bros. Company including
                                       Chief Financial Officer, Executive Vice President and
                                       Director. Mr. Mott was a Director of Rockford Health Plans
                                       from 1994 through 1997 and has been a trustee of the William
                                       Howard Trust since 1984.

William S. Elston..............  60    Mr. Elston has been a Director of the Company and LSHI since
                                       February 1998 and an Executive Recruiting Consultant since
                                       December 1999. He was President and CEO of Clean Shower,
                                       L.P. from November 1998 to December 1999. He served as
                                       Managing Director/Executive Vice President of DHR,
                                       International, an executive recruiting firm, from February
                                       1995 to November 1998. He was Executive Vice President of
                                       Operations, Steelcase, Inc., from April 1994 to January
                                       1995. Mr. Elston was President and Chief Executive Officer
                                       of GATX Logistics, Inc. from 1990 through March 1994. He has been a member of the Board of Directors of Southern
                                       Petroleum Systems since January 1998.

Diana M. Murphy................  44    Ms. Murphy has been a Director of the Company and LSHI since
                                       February 1998 and has been a Managing Director in the
                                       private equity firm of Chartwell Capital Management Company since 1997. Ms. Murphy was an associate with Chartwell
                                       Capital and served as interim President for one of
                                       Chartwell's portfolio companies, Strategic Media Research,
                                       Inc. in 1996. She was Senior Vice President for The
                                       Baltimore Sun, a division of The Tribune Corporation from
                                       1992 to 1995. Ms. Murphy also serves on the Boards of
                                       Directors of Sandbox.com, Raymedica, Inc. and eMotion.com.

CLASS III -- DIRECTORS WHOSE TERMS EXPIRE AT THE 2002 ANNUAL MEETING

David G. Bannister.............  45    Mr. Bannister has been a Director of the Company since April
                                       1991 and a Director of LSHI since October 1988. Mr.
                                       Bannister is a General Partner of Grotech Capital Group, a
                                       private equity and venture capital firm. Prior to joining
                                       Grotech in May 1998, Mr. Bannister was a Managing Director
                                       at BT Alex. Brown Incorporated. Mr. Bannister also serves on the Boards of Directors of Allied Holdings, Inc., Nationtax
                                       Online, Inc., homebytes.com incorporated, Simondelivers.com,
                                       Inc., eSkye.com, Inc. and iFleet, Inc.

             NAME                AGE                       BUSINESS EXPERIENCE
             ----                ---                       -------------------
Jeffrey C. Crowe...............  54    Mr. Crowe has been Chairman of the Board, President and
                                       Chief Executive Officer of the Company since April 1991. He has been President and Chief Executive Officer of LSHI since
                                       June 1989 and Chairman of the Board of LSHI since March
                                       1991. Mr. Crowe has been President of Signature Insurance
                                       Company ("Signature") (a wholly-owned subsidiary of LSHI)
                                       since February 1997. Mr. Crowe served in a number of
                                       capacities at the American Trucking Association, Inc.
                                       ("ATA") including Secretary and a member of the ATA
                                       Executive Committee and served as a Director of the ATA
                                       Foundation since November 1989 until his resignation from
                                       ATA in 1998. He has also served as Chairman of the National
                                       Defense Transportation Association ("NDTA") commencing
                                       October 1993. From May 1990 to September 1993, he served as
                                       Chairman of the Surface Transportation Committee of the NDTA
                                       and also served as Chairman of the Board of Deliver, U.S.A., an affiliate of ATA, from 1990 to 1996 as well as a Vice
                                       President at large of the ATA from November 1989 to 1996. He has served as a Director of Silgan Holdings Inc. since May
                                       1997, a Director of National Chamber Foundation since
                                       November 1997, and a Director of U.S. Chamber of Commerce
                                       since February 1998. He has been a Director of SunTrust
                                       Bank-North Florida, N.A. since January 1999. Mr. Crowe will commence serving as a member of the Board of Advisors for
                                       the US Merchant Marine Academy Global Maritime and
                                       Transportation School on April 25, 2001.

CLASS I -- DIRECTORS WHOSE TERMS EXPIRE AT THE 2003 ANNUAL MEETING

Ronald W. Drucker..............  59    Mr. Drucker has been a Director of the Company and LSHI
                                       since April 1994. Mr. Drucker is a consultant and he serves as the Chairman of the NDTA Business Practices Committee. He
                                       also served as Chairman of the Board of Encompass, a global logistics information joint venture of AMR and CSX
                                       Corporations from 1989 through 1997. Between 1966 and 1992,
                                       Mr. Drucker served with CSX predecessor companies in various capacities. He is a member of the American Railway
                                       Engineering and Maintenance-of-Way Association and the
                                       American Society of Civil Engineers and serves as a member of the Boards of Directors of SunTrust Bank-North Florida,
                                       N.A., Railworks, Inc., The Cooper Union for the Advancement
                                       of Science and Art, and The New World Symphony.

             NAME                AGE                       BUSINESS EXPERIENCE
             ----                ---                       -------------------
Henry H. Gerkens...............  50    Mr. Gerkens has been Executive Vice President and Chief
                                       Financial Officer of the Company and LSHI since November
                                       1994. He served as Vice President and Chief Financial
                                       Officer of the Company from January 1993 to November 1994
                                       and held the same positions at LSHI from August 1988 to
                                       November 1994. He is also an officer of each of the
                                       subsidiaries (the "Subsidiaries") of LSHI: namely, Landstar
                                       Gemini, Inc. (a wholly-owned subsidiary of LSHI) ("Landstar
                                       Gemini"), Landstar Inway, Inc. (a wholly-owned subsidiary of
                                       LSHI) ("Landstar Inway"), Landstar Ligon, Inc. (a
                                       wholly-owned subsidiary of LSHI) ("Landstar Ligon"),
                                       Landstar Contractor Financing, Inc. (a wholly-owned
                                       subsidiary of LSHI) ("LCFI"), Risk Management Claim
                                       Services, Inc., (a wholly-owned subsidiary of LSHI)
                                       ("RMCS"), Landstar Ranger, Inc. (a wholly-owned subsidiary of LSHI) ("Landstar Ranger"), Signature Technology Services,
                                       Inc. (a wholly-owned subsidiary of LSHI) ("STSI"), Landstar
                                       Corporate Services, Inc. (an indirect wholly-owned
                                       subsidiary of LSHI) ("LCSI"), Landstar Express America, Inc.
                                       (a wholly-owned subsidiary of LSHI) ("Landstar Express
                                       America"), Landstar Logistics, Inc. (a wholly-owned
                                       subsidiary of LSHI) ("Landstar Logistics") and has also been
                                       Vice President of Signature since February 1997.

            INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis four times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when important matters require Board action between scheduled meetings.

ATTENDANCE AT BOARD MEETINGS

     During the 2000 fiscal year, the Board held four regularly scheduled meetings and acted by unanimous written consent nine times. During such fiscal year all Directors attended 75% or more of the combined total meetings of the Board and its respective committees during the period in which they served as Directors or committee members.

COMMITTEES OF THE BOARD

     The Board has established an Audit Committee, a Compensation Committee, a Nominating Committee, a Safety Committee and a Strategic Planning Committee to devote attention to specific subjects and to assist in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2000 are described below. The Board does not have an Executive Committee.

AUDIT COMMITTEE

     Members: Ronald W. Drucker, Merritt J. Mott and Diana M. Murphy

     The Audit Committee recommends to the Board the appointment of the independent auditors for the Company and monitors the performance of such firm; reviews and approves the scope and results of the annual audit; and evaluates with the independent auditors the Company's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; and evaluates problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent auditors or the Board. In addition, the Audit Committee reviews the independent auditors' fees for services rendered to the Company. The Audit Committee held three meetings during 2000, three special telephonic meetings and did not act by written consent in 2000.

     On December 14, 1999 the SEC approved amendments to the National Association of Securities Dealers, Inc. National Market System's ("NASDAQ") independent director and audit committee listing standards, requiring, among other things, that the Company adopt a formal written charter detailing responsibilities of the Audit Committee. At its meeting on May 16, 2000, the Audit Committee adopted the charter attached hereto as Appendix A.

COMPENSATION COMMITTEE

     Members: David G. Bannister, William S. Elston and Merritt J. Mott

     The Compensation Committee functions include (i) reviewing and making determinations subject to review by the Board with respect to matters having to do with the compensation of senior executive officers and Directors of the Company and (ii) administering certain plans relating to the compensation of officers. The Compensation Committee held four regularly scheduled meetings and acted by written consent one time during 2000.

NOMINATING COMMITTEE

     Members: David G. Bannister, Ronald W. Drucker, Merritt J. Mott and Diana
M. Murphy

     The Nominating Committee functions include identifying persons for future nomination for election to the Board of Directors. The Nominating Committee held one meeting during 2000 and did not act by written consent. Stockholders who wish to submit names to the Nominating Committee for consideration should do so in writing addressed to the Nominating Committee, c/o Corporate Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.
                                        6

SAFETY COMMITTEE

     Members: Jeffrey C. Crowe, David G. Bannister, Ronald W. Drucker, Henry H. Gerkens and Diana M. Murphy

     The Safety Committee functions include the development and implementation of safety goals and strategies to be implemented by the Company. The Safety Committee held three meetings during 2000 and did not act by written consent.

STRATEGIC PLANNING COMMITTEE

     Members: Ronald W. Drucker, William S. Elston, Henry H. Gerkens and Diana
M. Murphy

     The Strategic Planning Committee functions include the development of strategic objectives and policies and procedures to achieve the strategic objectives of the Company. The Strategic Planning Committee solicits the views of the Board of Directors and Senior Management and recommends strategic directions to the Board for implementation. The Strategic Planning Committee held two meetings during 2000 and did not act by written consent.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. At its meeting on May 16, 2000, the Audit Committee adopted the charter attached hereto as Appendix A.

     Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 30, 2000 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence. The Audit Committee also reviewed and discussed the December 30, 2000 financial statements with management.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 30, 2000, to be filed with the Securities and Exchange Commission.

     During fiscal year 2000 the Company incurred the following fees for services rendered by KPMG LLP. Fees for fiscal year 2000 audit and quarterly reviews: $488,000. Fees for tax consulting, tax compliance and audit of employee benefit plan work: $258,220.

                                          THE AUDIT COMMITTEE

                                          Merritt J. Mott, Chairman
                                          Ronald W. Drucker
                                          Diana M. Murphy
                                        7

                       EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers of the Company. The executive officers of the Company serve at the discretion of the Board and until their successors are duly elected and qualified. For information regarding ownership of the Common Stock by the executive officers of the Company, see "Security Ownership by Management and Others." There are no family relationships among any of the Directors and executive officers of the Company or the Subsidiaries.

                   NAME                     AGE                   BUSINESS EXPERIENCE
                   ----                     ---                   -------------------
Jeffrey C. Crowe..........................  54    See previous description under "Directors of the
                                                  Company."

Henry H. Gerkens..........................  50    See previous description under "Directors of the
                                                  Company."

Michael L. Harvey.........................  56    Mr. Harvey has been Vice President and General
                                                  Counsel of the Company since January 1993. He has
                                                  been Secretary of the Company, and Vice President,
                                                  General Counsel and Secretary of LSHI since August
                                                  1992. Mr. Harvey is also an officer of each of the
                                                  Subsidiaries, except Signature.

Robert C. LaRose..........................  46    Mr. LaRose has been Vice President-Finance and
                                                  Treasurer of the Company and LSHI since October
                                                  1995. He served as Vice President and Controller of
                                                  the Company from January 1993 to October 1995 and
                                                  held the same positions at LSHI from March 1989 to
                                                  October 1995. He is also an officer of each of the
                                                  Subsidiaries. Mr. LaRose was Assistant Treasurer of
                                                  the Company from May 1991 to January 1993.

Robert C. Luminati........................  60    Mr. Luminati has been Vice President and Chief
                                                  Information Officer of the Company since January
                                                  1997. He served as Vice President Management
                                                  Information Systems from January 1993 to 1997. He
                                                  held the same position at LSHI from August 1989 to
                                                  January 1993.

Gary W. Hartter...........................  59    Mr. Hartter has been President of Landstar Ranger
                                                  since January 1998. He has also been a Vice
                                                  President of LSHI since January 1998. Mr. Hartter
                                                  was Vice President of the Company effective
                                                  September 1997 but resigned in January 1998 to
                                                  become President of Landstar Ranger. From September
                                                  1991 to November 1996 Mr. Hartter was President of
                                                  Trism Specialized, Inc. Mr. Hartter became
                                                  President of Landstar Gemini in February 2000.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     COMPENSATION OF DIRECTORS. During 2000, Directors who were not employees of the Company received an annual Director's fee of $20,000, plus a fee of $2,000 for each Board meeting attended and a fee of $1,000 for each meeting of a committee attended if the committee meeting was held on a day other than a day on which a Board meeting was held. Directors are also reimbursed for expenses incurred in connection with attending Board meetings. Pursuant to the Company's 1994 Directors Stock Option Plan, each Director who was an Eligible Director (as defined therein) on November 30, 1994 received an option to purchase 12,000 shares of the Company's Common Stock. Also, pursuant to the Company's 1994 Directors Stock Option Plan, commencing in 1996, on the first business day after each annual meeting of shareholders of the Company, each Eligible Director who was elected or re-elected as a Director at such annual meeting received an award of options (a "Term Award") to purchase an additional 12,000 shares of the Company's Common Stock.

     At a regularly scheduled meeting of the Board of Directors on December 9, 1998, the Board acted to approve a recommendation of the Compensation Committee to reduce the number of shares available for a Term Award on an annual basis from 12,000 options to 9,000 options to purchase shares of the Company's Common Stock. The 1994 Directors Stock Option Plan has been amended to reflect this reduction. Accordingly, Mr. Mott, Mr. Elston and Ms. Murphy (the Director Nominees who are eligible for re-election at the annual meeting of shareholders, May 16, 2001) will receive 9,000 shares pursuant to the 1994 Directors Stock Option Plan as amended. All of such options have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and are subject to vesting requirements and other terms of the Company's 1994 Directors Stock Option Plan. Directors who are also officers of the Company do not receive any additional compensation for services as a Director or for services on committees of the Board or for meetings or attendance fees.

COMPENSATION OF EXECUTIVE OFFICERS. The following table summarizes the compensation paid to the Chief Executive Officer and each of the Company's four most highly compensated other executive officers for services rendered to the Company and its subsidiaries during the 2000, 1999 and 1998 fiscal years (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                                                    NO. OF
                                                ANNUAL COMPENSATION               SECURITIES
                                      ----------------------------------------    UNDERLYING
                                       ANNUAL                   OTHER ANNUAL       OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR   SALARY(1)     BONUS      COMPENSATION(2)     GRANTED   COMPENSATION(3)
---------------------------    ----   ---------     -----      ---------------    ----------    ------------
Jeffrey C. Crowe.............  2000   $420,000    $  765,000      $114,718          16,400         $145,963
  Chairman of the Board,       1999    350,000     1,220,000        91,111          10,800          129,175
  President & Chief            1998    350,000       980,000        47,972          31,600           63,925
  Executive Officer
Henry H. Gerkens.............  2000    275,000       440,000        56,918          11,400           68,929
  Director, Executive Vice     1999    220,000       670,000        44,759           7,500           54,333
  President & Chief Financial  1998    220,000       515,000        28,500          20,900           34,208
  Officer
Robert C. LaRose.............  2000    200,000       225,000        34,435           7,400           40,659
  Vice President Finance &     1999    170,000       325,000        26,443           4,900           33,303
  Treasurer                    1998    170,000       280,000        24,920          13,700           28,891
Robert C. Luminati...........  2000    200,000       205,000        23,371           4,900           28,907
  Vice President & Chief       1999    170,000       325,000        21,758           3,000           32,992
  Information Officer          1998    170,000       280,000        17,924           8,800           29,454
Gary W. Hartter..............  2000    205,000       165,000        19,232           6,200            9,846
  President of Landstar
     Ranger                    1999    175,000       225,935         2,931           4,000            8,694
  & Landstar Gemini            1998    175,000       187,000         5,106           9,300            1,694

---------------
(1) Amounts shown include any salary deferred at the election of the Named Executive Officer under the Landstar 401(k) Savings Plan and/or the Landstar Supplemental Executive Retirement Plan.

(2) Amounts shown represent amounts reimbursed during the fiscal year for the payment of taxes on behalf of the above Named Executives.

(3) Amounts for 2000 include contributions in the amount of $6,800 which were made by the Company under the Landstar 401(k) Savings Plan on behalf of each of the Named Executives and contributions made by the Company under the Landstar Supplemental Executive Retirement Plan on behalf of Mr. Crowe in the amount of $10,000, Mr. Gerkens in the amount of $4,200, Mr. LaRose in the amount of $1,200 and Mr. Hartter in the amount of $1,400. Amounts for 2000 include the dollar value of term life insurance premiums paid by the Company on behalf of Messrs. Crowe, Gerkens, LaRose, Luminati and Hartter in the amounts of $1,415, $1,592, $446, $2,507 and $1,646, respectively.
    Amounts for 2000 include $46,000, $23,000, $18,400 and $19,600 which represents principal and interest forgiven under loans extended to each of Messrs. Crowe, Gerkens, LaRose and Luminati, respectively, in connection with their relocation in 1997. Amounts for 2000 also include $64,750, $28,350 and $11,830, which represents interest forgiven under loans extended to each Messrs. Crowe, Gerkens and LaRose, respectively, in connection with the exercise of their stock options and $16,998, $4,987 and $1,983, respectively, which represents interest forgiven under loans extended to assist them with the income tax liability incurred as a result of the exercise of stock options.

     There were 98,400 options granted under the Company's 1993 Employee Stock Option Plan in fiscal year 2000. The following table sets forth the number of and information about stock options granted in fiscal 2000 to each of the Named Executives of the Company.

                NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED

                                                                                 POTENTIAL REALIZABLE VALUE
                                                                                   AT ASSUMED ANNUAL RATES
                         NO. OF SECURITIES    % OF                               OF STOCK PRICE APPRECIATION
                            UNDERLYING        TOTAL                                    FOR OPTION TERM
                              OPTIONS        OPTIONS   EXERCISE    EXPIRATION    ---------------------------
                            GRANTED(1)       GRANTED    PRICE         DATE           5%             10%
                         -----------------   -------   --------   ------------   ----------     ------------
Jeffrey C. Crowe.......       16,400          16.7%    $46.875    Feb. 2, 2010    $483,463       $1,225,190
Henry H. Gerkens.......       11,400          11.6%     46.875    Feb. 2, 2010     336,066          851,656
Robert C. LaRose.......        7,400           7.5%     46.875    Feb. 2, 2010     218,148          552,829
Robert C. Luminati.....        4,900           5.0%     46.875    Feb. 2, 2010     144,449          366,063
Gary W. Hartter........        6,200           6.3%     46.875    Feb. 2, 2010     182,773          463,181

---------------
(1) All the options granted shall become exercisable in five equal installments on each of the first five anniversaries of the respective dates of grant, provided the executive is employed by the Company on each such anniversary date.

     The following table sets forth the number and value of all options exercised by the Named Executives.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                                                              SHARES ACQUIRED    VALUE
                                                                ON EXERCISE     REALIZED
                                                              ---------------   --------
Jeffrey C. Crowe............................................      40,000        $975,000(1)
Henry H. Gerkens............................................      16,000         358,000(2)
Robert C. LaRose............................................       8,000         179,000(2)
Robert C. Luminati..........................................       2,500          48,438(3)

---------------
(1) The value realized represents the difference between the fair market value of the shares acquired on exercise as of November 17, 2000 (the exercise date) and the exercise price of the option. The fair market value was calculated based upon the last reported sales price per share of Common Stock as quoted on NASDAQ on November 17, 2000.

(2) The value realized represents the difference between the fair market value of the shares acquired on exercise as of December 4, 2000 (the exercise date) and the exercise price of the option. The fair market value was calculated based upon the last reported sales price per share of Common Stock as quoted on NASDAQ on December 4, 2000.

(3) The value realized represents the difference between the fair market value of the shares acquired on exercise as of January 27, 2000 (the exercise date) and the exercise price of the option. The fair market value was calculated based upon the last reported sales price per share of Common Stock as quoted on NASDAQ January 27, 2000.

     The following table sets forth the number and value at December 30, 2000 of all exercisable and unexercisable options held by each of the Named Executives.

                         FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                      OPTIONS AT                 IN-THE-MONEY OPTIONS
                                                  DECEMBER 30, 2000            AT DECEMBER 30, 2000(1)
                                             ----------------------------    ----------------------------
                                             EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                             -----------    -------------    -----------    -------------
Jeffrey C. Crowe...........................     14,800         44,000         $293,002        $686,338
Henry H. Gerkens...........................      9,860         29,940          195,996         465,502
Robert C. LaRose...........................      6,460         19,540          128,731         304,733
Robert C. Luminati.........................      8,120(2)      12,580          184,812         193,855
Gary W. Hartter............................      6,720         16,280          202,948         292,037

---------------
(1) The value of in-the-money options represents the difference between the fair market value of the shares as of December 29, 2000 and the exercise price of the option. The fair market value was calculated based upon the last reported sales price per share of Common Stock as quoted on the NASDAQ in the Company's fiscal year ended December 30, 2000, which was December 29, 2000.

(2) Mr. Luminati exercised 4,000 of these options on January 15, 2001.

Indebtedness of Management

     In connection with the relocation of the Company's corporate headquarters from Shelton, Connecticut to Jacksonville, Florida, the Company made loans to Messrs. Crowe, Gerkens and LaRose, in 1997, and to Messrs. Luminati and Harvey in 1998, in the amounts of $200,000, $100,000, $80,000, $80,000 and $40,000, respectively, to assist them in their individual relocations to the Jacksonville area. Each loan made bears interest at a rate of 7.5% and is repayable annually over a five year period. On each anniversary date of such loan, the principal and interest amounts then due will be forgiven provided the executive is still employed by the Company.

     In 1998, the Company made loans to Messrs. Crowe, Gerkens and LaRose in the amounts of $925,000, $277,500 and $92,500, in connection with the exercise of options to purchase 50,000, 15,000 and 5,000 shares of the Company's Common Stock at $18.50 per share, respectively. In 1999, the Company made loans to Messrs. Crowe, Gerkens and LaRose in the amounts of $242,833, $71,249 and $28,323, respectively, to assist them with the income tax liability incurred as a result of the exercise of stock options. In 2000, Messrs. Crowe, Gerkens and LaRose repaid $51,047, $48,782 and $23,000 of their income tax liability loans.

     In 1999, the Company made loans to Messrs. Gerkens, LaRose, Luminati and Harvey in the amounts of $127,500, $76,500, $46,250 and $9,250, in connection with the exercise of options to purchase 5,000, 3,000, 2,500 and 500 shares of the Company's Common stock at $25.50, $25.50, $18.50 and $18.50 per share, respectively.

     In 2000, the Company made loans to Messrs. Crowe, Gerkens, LaRose, Luminati and Harvey in the amounts of $1,185,000, $474,000, $237,000, $63,750 and
$38,250, in connection with the exercise of options to purchase 40,000, 16,000, 8,000, 2,500 and 1,500 shares of the Company's Common Stock at $29.625, $29.625, $29.625, $25.50 and $25.50 per share, respectively. In 2000, the Company also made loans to Messrs. Crowe and Gerkens in the amounts of $332,687 and $76,795, respectively, to assist them with the income tax liability incurred as a result of the exercise of stock options.

     All of the loans made in connection with the exercise of stock options or the income tax liability incurred as a result of the exercise of stock options bear interest at 7%. Interest on the loans will be forgiven annually if the executives are still employed by the Company. Principal is repayable in a single lump sum on the fifth anniversary of the loan, or sooner under certain circumstances.

Key Executive Employment Protection Agreements

     On January 23, 1998, the Board approved the execution of the Key Executive Employment Protection Agreements for Messrs. Crowe, Gerkens, LaRose, Luminati, Hartter and Harvey. Each agreement provides certain severance benefits in the event of a change of control of the Company (as defined in the agreements). Each agreement provides, generally, that if a covered executive's employment is terminated by the Company without "cause" (as defined in the agreements) or by the executive for good reason (as so defined), in either such case, in connection with or within the two year period following the change in control or if a covered executive terminates his employment for any reason six months following the change in control, such executive will be entitled to severance benefits consisting of a cash amount equal to three times for Mr. Crowe, two times for Mr. Gerkens and one time for Messrs. LaRose, Luminati, Hartter and Harvey of the sum of (A) the executive's annual base salary; and (B) the amount that would have been payable to the executive as a target bonus for the year in which the change of control occurs. Each agreement also provides for continuation of medical benefits and for certain tax gross-ups to be made to a covered executive in the event payments to the executive are subject to the excise tax on "parachute payments" imposed under Section 4999 of the Internal Revenue Code of 1986.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

Overall Policy

     The Company's executive compensation philosophy is designed to attract and retain the best possible executive talent and to motivate these executives to develop and implement the Company's business strategy. These objectives are to be attained by tying a significant portion of each executive's compensation to the Company's success in meeting specified corporate performance goals and, through the grant of stock options, to appreciation in the Company's stock price. Additionally, the Company also recognizes individual contributions as well as overall business results.

     The executive compensation program is reviewed annually by the Compensation Committee. Periodically, at the Compensation Committee's sole discretion, an independent review of the executive compensation program may be performed by outside consultants.

     The Compensation Committee is responsible for decisions regarding executive compensation, including a determination of the compensation awarded to those individuals whose compensation is detailed in this proxy statement, subject to review by the Board. The key elements of the Company's executive compensation consist of base salary, annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Crowe, the Company's chief executive officer, are discussed below.

Base Salaries

     Base salaries for newly hired executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. Salary adjustments are determined by evaluating the performance of the Company and of each executive officer, and also take into account new responsibilities. In the case of executive officers with responsibility for an operating subsidiary, the financial results of such operating subsidiary are also considered.

Annual Bonus

     The Company's executive officers were eligible to receive an annual bonus under the Company's 2000 Incentive Compensation Plan (the "2000 ICP"). The 2000 ICP provided for bonus payments to be made to eligible executive officers upon achievement of a consolidated earnings per share target. The 2000 ICP provided for bonus payments to be made to eligible corporate and operating subsidiary employees upon the achievement of a consolidated earnings per share target or an operating income target or a combination thereof. These performance criteria were established at the beginning of 2000 by the Compensation Committee.

     In February 2001, all executive officers, including the Named Executives, received bonuses pursuant to the 2000 ICP. The Compensation Committee, in awarding these bonus amounts, considered the overall Company's performance and the criteria established at the beginning of the year.

Stock Options

     Under the Company's 1993 Stock Option Plan, stock options are granted to the Company's executive officers and certain other key employees. The Compensation Committee determines the number of stock options to be granted pursuant to guidelines it develops based on an officer's, or other key employee's, job responsibilities and individual performance evaluation. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and generally vest over five years. This approach is designed to encourage the creation of long-term shareholder value since no benefit can be realized from such options unless the stock price exceeds the exercise price.

     As of March 6, 2001, Mr. Crowe held 160,176 shares of the Company's Common Stock and held options to purchase an additional 74,100 shares. The Compensation Committee believes that significant equity interests in the Company held by the Company's management helps to align the interests of shareholders and management and maximize shareholder returns over the long term.

Policy as to Section 162(m) of the Code

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly traded company a federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the incentive compensation it makes available to its executive officers for the performance exception to nondeductibility. Stock option grants under the Company's 1993 Employee Stock Option Plan currently meet these requirements. In 1995, the Company received shareholder approval for the Management Incentive Compensation Plan so that annual awards payable thereunder would qualify for the performance exception under Section 162(m). The Compensation Committee believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Compensation Committee generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m) but reserves the right to pay amounts which are not deductible in appropriate circumstances.

Conclusion

     Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to significant thresholds of corporate performance and stock price appreciation. The Company's results achieved the target criteria established in the 2000 ICP. As such, bonuses were paid under the 2000 ICP. The Committee will continue to review all executive compensation and benefit matters presented to it and will act based upon the best information available to it and in the best interests of the Company, its shareholders and employees.

                                          Compensation Committee of the Board

                                          David G. Bannister, Chairman
                                          William S. Elston
                                          Merritt J. Mott

                             PERFORMANCE COMPARISON

     The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Dow Jones Transportation Stock Index for the period commencing December 30, 1995 through December 29, 2000.
Landstar Graphic

                                        LANDSTAR                     S&P 500                DJ 20 TRANSPORTS
                                        --------                     -------                ----------------
12/29/95                                  100.00                      100.00                      100.00
3/31/96                                    93.46                      104.80                      108.64
6/30/96                                   108.41                      108.88                      110.13
9/30/96                                   100.00                      111.59                      104.95
12/31/96                                   86.92                      120.26                      113.87
3/31/97                                    88.79                      122.92                      119.05
6/30/97                                   105.14                      143.71                      136.98
9/30/97                                   100.00                      153.80                      160.51
12/31/97                                   98.60                      157.56                      164.39
3/31/98                                   120.56                      178.88                      180.57
6/30/98                                   130.61                      184.09                      175.43
9/30/98                                   105.37                      165.12                      133.51
12/31/98                                  152.34                      199.57                      158.98
3/31/99                                   123.83                      208.85                      166.53
6/30/99                                   134.93                      222.87                      171.85
9/30/99                                   129.91                      208.26                      146.85
12/31/99                                  160.05                      238.54                      150.29
3/31/00                                   204.67                      243.30                      139.49
6/30/00                                   222.67                      236.16                      133.54
9/30/00                                   166.82                      233.23                      127.29
12/29/00                                  207.24                      214.36                      148.74

                  SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

     The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock as of March 6, 2001 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, nominee for election as a Director and Named Executive of the Company, and (iii) all Directors and current executive officers as a group.

                                                                        AMOUNT AND
                                                                        NATURE OF     OWNERSHIP
                                                                        BENEFICIAL    PERCENT OF
NAME OF BENEFICIAL OWNER                      POSITION(S)               OWNERSHIP      CLASS(1)
------------------------                      -----------               ----------    ----------
(i)
FMR Corp.(2)(3)..................                                       1,195,907        14.0%
Capital Guardian Trust Company
  and Capital Group
  International, Inc.(2)(4)......                                         722,300         8.5%
Wedge Capital Management(2)(5)...                                         453,300         5.3%
Kestrel Investment Management
  Corp.(2)(6)....................                                         508,000         6.0%
(ii)
David G. Bannister(7)............  Director                                32,960           *
Ronald W. Drucker(8).............  Director                                29,000           *
Merritt J. Mott(9)...............  Director Nominee                        22,000           *
William S. Elston(10)............  Director Nominee                         8,300           *
Diana M. Murphy(11)..............  Director Nominee                         8,300           *
Jeffrey C. Crowe(12).............  Director and Chairman, President
                                   and Chief Executive Officer            182,356         2.1%
Henry H. Gerkens(13).............  Director and Executive Vice
                                   President and Chief Financial
                                   Officer                                 70,960           *
Gary W. Hartter(14)..............  President of Landstar Ranger &
                                   Landstar Gemini                         11,060           *
Robert C. LaRose(15).............  Vice President, Finance and
                                   Treasurer                               46,800           *
Robert C. Luminati(16)...........  Vice President and Chief
                                   Information Officer                     26,312           *
(iii)
All Directors and current
  executive officers as a group
  (11 persons)(17)(18)...........                                         458,388         5.3%

---------------
  *  Less than 1%

 (1) The percentages are based upon 8,518,533 shares, which equal the outstanding shares of the Company as of March 6, 2001. With respect to the calculation of the percentages for beneficial owners who hold options exercisable within 60 days of March 6, 2001, the number of shares of Common Stock on which the percentage is based also includes the number of shares underlying such options.

 (2) In accordance with the rules of the Securities and Exchange Commission, the information set forth is based on the most recent Schedule 13G (and amendments thereto) filed by this entity.

 (3) According to an amendment, filed February 14, 2001 to its Schedule 13G, FMR Corp. is the beneficial owner of 1,195,907 shares of Common Stock, representing 14.232% of the Common Stock outstanding. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is also the beneficial owner of 501,537 shares, or 5.968% of the Common Stock outstanding, as a result of acting as investment adviser to various companies (the "Funds") registered under Section 8 of the Investment Company Act of 1940. Such shares are voted by Fidelity in accordance with written guidelines established by the Funds' boards of trustees. Edward C. Johnson 3d (Chairman of FMR Corp.), FMR Corp. and the Funds each has sole power to dispose of the 501,537 shares owned by the

     Funds. Fidelity Management Trust Company ("Fidelity Management"), a wholly-owned subsidiary of FMR Corp. beneficially owns 691,570 shares, or 8.23% of the Common Stock outstanding, as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management, each has sole dispositive power over 691,570 shares and sole voting power over 664,770 shares, and no power to vote or direct the voting of 29,600 shares of Common Stock owned by the institutional account(s) reported herein, including 2,800 shares, beneficially owned by Fidelity International Limited. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act provides investment advisory services to individuals. It does not have sole power to vote or direct the voting of shares of certain securities held for clients and has sole dispositive power over such securities. As such, FMR Corp.'s beneficial ownership may include shares beneficially owned through Strategic Advisers, Inc., Edward C. Johnson 3d and various members of his family own FMR Corp. voting stock. These Johnson family members, through their ownership of voting stock and the execution of a shareholders' voting agreement, may be deemed to form a controlling group with respect to FMR Corp. The business address of each of the foregoing is 82 Devonshire Street, Boston, Massachusetts 02109.

 (4) Capital Guardian Trust company and Capital Group International, Inc. filed their Schedule 13G on February 13, 1997, and amended their Schedule 13G on November 7, 1997, on July 9, 1999, on February 11, 2000, and again on February 9, 2001. Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over shares of the Company. The investment management companies, which include a "bank" as defined in
     Section 3(a)(6) of the Securities Exchange Act of 1934 (the "Act")and several investment advisers registered under Section 203 of the Investment Advisers Act of 1940, provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. Capital Group International, Inc., does not have any investment power or voting power over any of the 722,300 shares of Common Stock reported herein (representing 8.6% of Common Stock outstanding); however, Capital Group International, Inc. may be deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Act. Capital Guardian Trust Company ("Capital Guardian"), a bank as defined in
     Section 3(a)(6) of the Act and a wholly-owned subsidiary of Capital Group International, Inc., is the beneficial owner of 663,700 of such shares, or 7.9% of the Common Stock outstanding, as a result of its serving as the investment manager of various institutional accounts. Capital Guardian has sole dispositive power over such 663,700 shares with sole voting power over 453,200 of such shares. The remaining 58,600 shares reported as beneficially owned by Capital Group International, Inc. are beneficially owned by other subsidiaries of Capital Group International, Inc., none of which by itself owns 5% or more of the Common Stock outstanding. The business address of each of the foregoing is 11100 Santa Monica Boulevard, Los Angeles, California 90025-3302.

 (5) Wedge Capital Management L.L.P. ("Wedge") filed their Schedule 13G on January 12, 2000, and amended their Schedule 13G on January 5, 2001. Wedge is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 453,300 shares of Common Stock, representing 5.4% of Common Stock outstanding. Wedge has sole voting and dispositive power with respect to all such beneficially owned shares. The business address of Wedge is 2920 One First Union Center, 301 South College Street, Charlotte, North Carolina 28202-6002.

 (6) Kestrel Investment Management Corp. ("Kestrel") filed their Schedule 13G on February 14, 2000, and amended their Schedule 13G on December 31, 2000. Kestrel is the beneficial owner of 508,000 shares of Common Stock, pursuant to various agreements whereby it acts as investment adviser to certain persons, in which it also holds an ownership interest. Sole voting power is vested in 459,000 of such shares of Common Stock. The beneficially owned shares represent 6.1% of the Common Stock outstanding. David J. Steirman and Abbott J. Keller are deemed to be the beneficial owners of such shares since they are the sole shareholders of Kestrel. The business address of Kestrel is 411 Borel Avenue, Suite 403, San Mateo, California 94402.

 (7) Includes 27,000 shares that may be acquired upon the exercise of options.

 (8) Includes 5,000 shares held in trust for which Mr. Drucker has shared voting and investment power with SunTrust Bank-Trust Department of SunTrust Bank-North Florida, N.A. and 24,000 shares that may be acquired upon the exercise of options.

 (9) Includes 100 shares held in trust for Mr. Mott's son; 100 shares held in trust for Mr. Mott's daughter, and 20,000 shares that may be acquired upon the exercise of options.

(10) Includes 8,000 shares that may be acquired upon the exercise of options.

(11) Includes 8,000 shares that may be acquired upon the exercise of options.

(12) Includes 22,180 shares that may be acquired upon the exercise of options.

(13) Includes 14,960 shares that may be acquired upon the exercise of options.

(14) Includes 11,060 shares that may be acquired upon the exercise of options.

(15) Includes 9,800 shares that may be acquired upon the exercise of options.

(16) Includes 6,240 shares that may be acquired upon the exercise of options.

(17) Represents amount of shares deemed to be beneficially owned either directly or indirectly by all Directors and current executive officers as a group.

(18) Includes 157,680 shares that may be acquired upon the exercise of options.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that during the fiscal year ended December 30, 2000, all Section 16(a) filing requirements which are applicable to its officers, Directors and greater than ten percent beneficial owners were accomplished except the following.

     During 2000, G. Thomas Beam purchased approximately $450.06 worth of the Company's Common Stock through the Company's 401(k) Plan and Mr. Beam's Form 5 was filed on September 21, 2000.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of KPMG LLP served as independent auditors for the Company for the fiscal year ended December 30, 2000. Pursuant to the recommendation of the Audit Committee, the Board has appointed that firm to continue in that capacity for fiscal year 2001, and recommends that a resolution be presented to shareholders at the 2001 Annual Meeting to ratify that appointment. A representative of KPMG LLP will be present at the 2001 Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from shareholders.

                 THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

                             SHAREHOLDER PROPOSALS

     In accordance with regulations issued by the SEC, shareholder proposals intended for presentation at the 2002 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than November 20, 2001, if such proposals are to be considered for inclusion in the Company's Proxy Statement. In accordance with the Company's Bylaws, shareholder proposals intended for presentation at the 2001 Annual Meeting of Shareholders that are not intended to be considered for inclusion in the Company's Proxy Statement must be received by the Secretary of the Company not later than 35 days prior to the 2001 Annual Meeting of Shareholders. Proposals should be mailed via certified mail and addressed to Michael L. Harvey, Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

                                 OTHER MATTERS

     Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

     Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. All expenses in connection with the preparation of proxy material and the solicitation of proxies will be borne by the Company.

                   PLEASE COMPLETE, SIGN, DATE AND RETURN THE
                          ENCLOSED PROXY CARD PROMPTLY

                                          By Order of the Board of Directors

                                          /s/ Michael L. Harvey

                                          Michael L. Harvey
                                          Vice President,
                                          General Counsel,
                                          and Secretary

13410 Sutton Park Drive South
Jacksonville, FL 32224

     THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY SHAREHOLDER OF THE COMPANY WHO SO REQUESTS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 30, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO LANDSTAR SYSTEM, INC., ATTENTION: HENRY
H. GERKENS, INVESTOR RELATIONS, 13410 SUTTON PARK DRIVE SOUTH, JACKSONVILLE, FLORIDA 32224.

                                   APPENDIX A

                             LANDSTAR SYSTEM, INC.
               AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

I. PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

          Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

          Review and appraise the audit efforts of the Corporation's independent accountants.

          Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A director will not be considered "independent" if, among other things, he or she has:

     - been employed by the corporation or its affiliates in the current or past three years;

     - accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

     - an immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer;

     - been a partner, controlling shareholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more in any of the past three years; or

     - been employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full committee membership.

III. MEETINGS

     The Committee shall meet at least twice annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the independent accountants in separate executive sessions to discuss any matters that the Committee or each of
                                        20
these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with IV.
4. below.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

     1. Review and update this Charter periodically, at least annually, as conditions dictate.

     2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

     3. Review with financial management and the independent accountants the 10-Q and 10-K prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

INDEPENDENT ACCOUNTANTS

     4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

     5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

     6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

FINANCIAL REPORTING PROCESSES

     7. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

     8. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     9. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants and management.

PROCESS IMPROVEMENT

     10. Establish system of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     11. Following completion of the annual audit, review separately with each of management, the independent accountants and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     12. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

     13. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

ETHICAL AND LEGAL COMPLIANCE

     14. Establish, review and update periodically a Code of Corporate Compliance and ensure that management has established a system to enforce this Code.
                                        21

     15. Review management's monitoring of the Corporation's compliance with the organization's Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

     16. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

     17. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

     18. Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

                             LANDSTAR SYSTEM, INC.
                        13410 SUTTON PARK DRIVE SOUTH
                            JACKSONVILLE, FL 32224

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Robert C. LaRose and Michael L. Harvey, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Landstar System, Inc. held of record by the undersigned on March 20, 2001, at the Annual Meeting of Shareholders to be held on May 16, 2001 or any adjournment thereof. None of the matters to be acted upon, each of which has been proposed by Landstar System, Inc. (the "Company"), is related to or conditioned on the approval of other matters.

                 **CONTINUED AND TO BE SIGNED ON REVERSE SIDE**

---------------------------------------------------------------
                    FOLD AND DETACH HERE

This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.


1. ELECTION OF DIRECTORS

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below)

FOR all nominees listed to the right         MERRITT J. MOTT
(except as marked to the contrary)  /  /     WILLIAM S. ELSTON
                                             DIANA M. MURPHY
WITHHOLD AUTHORITY to vote for all
nominees listed to the right        /  /


2. RATIFICATION OF THE APPOINTMENT OF KPMG LLP as independent auditors of the Company for fiscal year 2001.

FOR  /  /      AGAINST  /  /       ABSTAIN  /  /


3. In their discretion, each of the Proxies is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.



Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signed as attorney, as executor, administrator, trustee or guardian, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:___________________________

_________________________________
Signature

_________________________________
Signature if held jointly


**PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE**

- --------------------------------------------------------------
                     FOLD AND DETACH HERE